Exhibit 1.2


                             SUBSCRIPTION AGREEMENT

Foothills Resources, Inc.
9 Langton Close, Woking
Surrey England, GU21 QJ3



Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "PURCHASER") is purchasing 123,000 shares of common stock of Foothills Resources Inc. (the "COMPANY") a Nevada Corporation, at a price of $ 0.10 per share (the "SUBSCRIPTION PRICE")

Purchaser hereby confirms the Subscription for and purchase of the said number of Shares, hereby agrees to pay herewith the Subscription Price for such Shares.

CHECK PAYABLE TO:  Foothills Resources Inc.

Executed this   13th   day of   December 2000   at
              --------        -----------------
 9 Langton Close  (Street Address),    Woking  (City)
------------------                   ----------
  Surrey  (State)   England   (Zip/Postal Code) GU21 3QJ
----------        -----------                   ---------

 /s/ Earl Terris
-----------------------
Signature of Purchaser  Registered to: Sirret Investments/Earl Terris, President

-----------------------
Printed name of Purchaser
Earl Terris
-------------------
Social Security Number/Tax ID

Number of Shares Purchased                      Total Subscription Price
123,000                                         $12,300.00
--------------                                  ----------
Form of Payment Cheque                          Accepted this 13th day of
                ------                          December, 2000
                                                --------------
                                                Foothills Resources, Inc.

                                                -----------------------
                                                Title: President
                                                      ----------